Exhibit 21.1

Subsidiaries

    •
    Clean Energy Fueling Services Corp.

    •
    Clean Energy

    •
    Clean Energy Construction

    •
    Clean Energy Finance, LLC

    •
    Blue Energy General, LLC

    •
    Blue Energy Limited, LLC

    •
    Clean Energy & Technologies LLC

    •
    Clean Energy LNG, LLC

    •
    Clean Energy Texas LNG, LLC

    •
    Blue Fuels Group, LP

    •
    DFW Airport CNG Partnership, LLP

    •
    TranStar Energy Company, LP